ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                     4110 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85251
                                (602) 874-0448




                                PROXY STATEMENT



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held January 13, 1997

TO THE SHAREHOLDERS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), will be held at The Holiday Inn, 7353 East Indian School Road, Scottsdale, Arizona on January 13, 1997 at 10:00 a.m., Mountain Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1.     ADOPTION OF RESTATED AND AMENDED ARTICLES OF INCORPORATION

Proposal No. 2.     MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS

Proposal No. 3.     CONFIRMATION OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS AUDITORS OF
                    THE COMPANY'S FINANCIAL STATEMENTS

This Annual Meeting is called as provided for by Arizona law and the Company's By-laws.

Only holders of the outstanding Common Stock and Class A Preferred Stock of the Company of record at the close of business on December 11, 1996 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.
                                   CYNTHIA L. CASTELLANO
                                   SECRETARY
Scottsdale, Arizona
December 12, 1996

                  Alanco Environmental Resources Corporation
                     4110 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85251
                                (602) 874-0448


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 13, 1997

                              GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at The Holiday Inn, 7353 East Indian School Road, Scottsdale, Arizona, on the 13th day of January, 1997 at 10:00 a.m., Mountain Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before December 13, 1996.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996 has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.


                     SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock and Class A Preferred Stock, voting as a single group with each common or preferred share entitled to one vote. Only shareholders of record at the close of business on December 11, 1996 are entitled to notice of and to vote at the


Meeting or any adjournment thereof. On December 11, 1996, the Company had 33,882,708 shares of its Common Stock, 26 shares of its Class A Series 1 Preferred Stock, 85,000 shares of its Class A Series 2 Preferred Stock and 25,000 shares of its Class A Series 3 Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to pass a Proposal. Cumulative voting in the election of Directors is required. At the meeting five directors are to be elected to serve for a term of one year or until their successors are elected and qualified. Each shareholder present at the meeting, either in person or by proxy will have an aggregate number of votes in the election of directors equal to the number of Directors (5) multiplied by the number of shares of Common Stock and Class A Preferred Stock held by such shareholder on the record date. The resulting number of votes may be cast by the Shareholder for the election of any single Director nominee, or the shareholder may distribute such votes among any number of all of the nominees. The five nominees receiving the highest number of votes will be elected to the Board.



                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND OF MANAGEMENT

     The following table sets forth persons known to the Company as beneficially owning more than five percent (5%) of the outstanding shares of the Registrant as of November 22, 1996.

                                                         % of Shares
  Name and Address                   Shares              Outstanding

Harbinger Capital Partners, L.P.
4365 Executive Drive, Suite 740
San Diego, CA   92121              7,453,720                22.00%

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of November 22, 1996, by individual directors and executive officers and by all directors and executive officers of the Company as a group.
                                                            % of Shares
  Name and Address                   Shares                  Outstanding
--------------------------           --------------     -------------------
Dennis Schlegel                      204,445 (1)                 0.60%

Harold S. Carpenter                  652,086 (2)                 1.92%

Norman E. Meyer                      105,526 (3)                 0.31%

Dean A. Douglas                       50,550                     0.15%

John E. Haggar                        50,000                     0.15%

Charles Clay Miller                   12,000                     0.04%

John Lowell Gilchrist                 77,481 (4)                 0.23%

Officers and Directors as a
Group (7 individuals)              1,152,088                     3.40%








(1)  Includes 153,440 shares indirect ownership
(2)  Includes 256,606 shares indirect ownership
(3)  Includes 26 preferred shares indirect ownership
(4)  Includes 2,481 shares indirect ownership



PROPOSAL NO. 1.     ADOPTION OF RESTATED AND AMENDED ARTICLES OF INCORPORATION

The Company's Articles of Incorporation have been amended several times over the past fifteen years and as a result presently exist in the form of a series of amendments. In addition, the State of Arizona adopted a revised Business Corporation Act which permits greater indemnification of officers and directors than was previously permitted. Therefore the Board of Directors have proposed the adoption of Restated and Amended Articles of Incorporation so that the Company's Articles can be clearly and concisely stated in a single document. The proposed Restated and Amended Articles of Incorporation eliminate several obsolete provisions such as the original incorporators, updates the description of the Corporation's business, reduces the minimum number of directors from five to three and incorporates indemnification provisions consistent with the Arizona Business Corporation Act. The Restated and Amended Articles of Incorporation are given in Exhibit A to this Proxy Statement and a detailed description of the changes follows. A favorable vote of a majority of those shares voting, in person or by proxy, is required to adopt the Restated and Amended Articles of Incorporation.


AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

     The Arizona Business Corporation Act, A.R.S. 10-120 et seq. was substantially amended effective January 1, 1996. These amendments affected, among other things, the requirements for the Articles of Incorporation for Arizona corporations. The proposed amendments to the Articles of Incorporation are designed to update the Articles and bring them into compliance with the new Arizona Business Corporation Act. In addition, it is proposed that the Articles be restated in order to reflect these amendments as well as several prior amendments made to the Articles since the founding of the Company in 1969. A description of each proposed amendment follows:

                                   ARTICLE I

     Delete Article I of the Articles of Incorporation. The Company's current Articles include a list of the names, residences and post office addresses of the incorporators of the Company from 1969. The Arizona Corporation Commission no longer requires the identity of the incorporators in restated Articles of an existing corporation. Because the Company was initially incorporated in June 1969, it is proposed that the identities of the incorporators, which remain in the records of both the Arizona Corporation Commission and the Company, be deleted from the Articles. The remaining Articles of the Amended and Restated Articles of Incorporation will be renumbered as a result of this change.

                                  ARTICLE III







     The language of former Article III (which as a result of the deletion of Article I will become Article II) shall be deleted and replaced with the following language:

     The known place of business of the corporation shall be at 15900 North 78th Street, Scottsdale, Arizona 85260.

     The Arizona Business Corporation Act, at A.R.S. 10-202(A)(6) now requires a simple statement of the street address of the known place of business of the corporation. This amendment is designed to comply with this change in Arizona law.

                                  ARTICLE IV

     Delete Article IV in its entirety and replace with the following language (which will become a new Article III as a result of the deletion of Article I):

     The corporation initially intends to engage in the business of researching, designing, manufacturing, marketing and selling environmental technology and related equipment, and to perform any and all things related to said business.

     Arizona law no longer requires a detailed description of the business of the Company or the authorized actions of the Company. Under the new Arizona Business Corporation Act, the Articles need only contain a brief description of the initial business of the Company. A.R.S. 10-202(A)(3). This statement does not constitute a limitation on the character of the business that the Company ultimately may conduct. Under current Arizona law, a corporation may have the purpose of engaging in and may engage in any lawful business activity unless the Articles of Incorporation or applicable law provide otherwise. A.R.S. 10-
301. In addition, every corporation has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, unless the Articles of Incorporation provide otherwise. A.R.S. 10-301. Indeed a detailed description of the purposes of the corporation and its powers might be read as intending to limit the purpose and powers of the corporation.

                                  ARTICLE VI

     Delete Article VI in its entirety.

     Article VI of the Articles of Incorporation as they currently exist is no longer necessary because, under the Arizona Business Corporation Act, every corporation has perpetual duration unless the Articles of Incorporation provide otherwise.

                                  ARTICLE VII

     The second paragraph of Article VII (which will become a new Article V because of the deletion of Articles I and VI) shall be amended by deleting the language "at Phoenix, Arizona, on the second Monday of January of each year."







     The Arizona Business Corporation Act, as now amended, provides that the annual meeting of shareholders shall be held each year at a time stated in or fixed in accordance with the Bylaws. A.R.S. 10-701(A). Consequently, it is not necessary to state the date of the annual meeting in the Articles. Furthermore, A.R.S. 701(B) provides that the meeting shall be held at the place stated in or fixed in accordance with the Bylaws. Consequently, it is no longer necessary to name the place of the annual meeting in the Articles of Incorporation.

     This change will also give the Board of Directors flexibility in setting the date of the annual meeting, permitting the Board to set a date for the annual meeting that is closer to the end of the Company's fiscal year and the publication of the Company's annual report.

                                 ARTICLE VIII

     Delete Article VIII in its entirety.

     Article VIII is no longer necessary. A.R.S. 10-173, which was the basis for Article VIII, has been repealed.

                                  ARTICLE XIX

     Delete the language (which now becomes Article VI due to the deletion of previous articles) "With the consent or ratification in writing, or" at the beginning of Article XIX (which now becomes Article VI due to the deletion of previous articles). Because of the amendments to the Arizona Business Corporation Act, the language proposed to be deleted is no longer necessary. A.R.S. 10-704 permits action by shareholders through unanimous written consent for any action required or permitted by the Arizona Business Corporation Act to be taken at a shareholder's meeting.

                                   ARTICLE X

     Delete Article X and replace it with the following language (which will become Article VII due to the deletion of previous articles):

     No director of the Corporation shall be liable to the Corporation or its shareholders for money damages for the breach of fiduciary duty as a director, except for liability for any of the following: (i) the amount of a financial benefit received by a director to which such director is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of A.R.S. 10-833; or (iv) an intentional violation of criminal law. The directors of the Corporation shall be indemnified for liability, as defined in A.R.S. 10-850, to any person for any action taken, or any failure to take any action as a director, except liability for any of the exceptions described in the prior sentence and except in connection with any matter for which indemnification is prohibited under A.R.S. 10-851(D), to the fullest extent permitted by the Arizona Business Corporation Act, A.R.S. 10-101 et seq. The officers of the Corporation shall be indemnified to the same extent as directors of the Corporation; and any officer who is not also a director or who is a






     party to a proceeding on the basis of an act or omission solely as an officer shall further be indemnified against liability for any of the exceptions described in the first sentence of this Article VIII, except that an officer who is not also a director shall not be indemnified for
     (a) liability in connection with a proceeding by or in the right of the Corporation other than for reasonable expenses incurred in connection with the proceeding; or (b) liability arising out of conduct that constitutes:
     (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; or (iii) an intentional violation of criminal law. If the Arizona Business Corporation Act is amended to authorize corporate actions further eliminating or limiting the personal liability of officers or directors, or to expand the matters for which indemnification is permissible, then the liability of an officer or director of the Corporation shall be automatically eliminated or limited and the indemnification of the officers and directors shall be automatically expanded, to the fullest extent permitted by the Arizona Business Corporation Act, as so amended, without any further corporate or shareholder action being required. Any repeal or modification of this
     Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

     This new language reflects the new provisions of the Arizona Business Corporation Act with regard to the limitation of liability and indemnification of officers and directors.

                                  ARTICLE XI

     Delete Article XI in its entirety. The procedure for approval of transactions in which directors have a possible conflict of interest is covered in A.R.S. 10-860 through 10-863. These provisions of Arizona law are mandatory for all Arizona corporations and are not required in the Articles of Incorporation.

                                 ARTICLE XIII

     Article XIII (which will be renumbered as Article IX due to the deletion of previous articles) should be deleted in its entirety and replaced with the following language:

     The name and address of the statutory agent of the corporation are: Dean
     A. Douglas, 15900 North 78th Street, Scottsdale, Arizona 85260. The statutory agent may be changed by the corporation at any time by the filing of an appointment of its successor statutory agent.

     The Arizona Business Corporation Act, at A.R.S. 10-202(A)(5), requires only a simple statement of the name and street address of the corporation's statutory agent. The proposed amendment simplifies the language of the Articles of Incorporation concerning the statutory agent and updates the Articles to reflect the current statutory agent.









                                  ARTICLE XIV

     Delete Article XIV in its entirety. The provisions of the former Article XIV of the Articles of Incorporation are now covered by the provisions of the new Article X (which has been renumbered as Article VII due to the deletion of prior articles) to reflect current Arizona law.

Required Vote

Approval of the Amendment and Restatement of the Articles of Incorporation requires that a greater number of votes be cast in favor of the proposal than the number of votes cast against the proposal, whether in person or by proxy.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION.


PROPOSAL NO. 2.     MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS

The Bylaws presently provide for a Board of Directors of not less than five (5) nor more than nine (9) members. The number of Directors of the Company has been fixed at five (5) by the Company's Board of Directors. The Company's Board of Directors recommends the election of the five (5) Director nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the five (5) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors.
























Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:
                                                                      Year
Name                          Age      Position                  First Director
----------------------      -------     ------------------------ --------------

Harold S. Carpenter           62       Director                    1995


Norman E. Meyer               52       Director/President/C.E.O.   1994


Dennis Schlegel               46       Director/Chairman           1995


Charles C. Miller             56       Director                    1996


John Lowell Gilchrist         68       Director                    1996

Business Experience of Nominees

Harold S. Carpenter:   Mr. Carpenter is presently the President of Superiorgas
Co. , Des Moines, Iowa which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment company affiliated with Superiorgas Co. Mr. Carpenter founded these companies in 1984 and 1980 respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa which is a real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa which manufactured air pollution control equipment. Mr. Carpenter is currently a member of the board of directors of the Allied Group, Inc., a publicly owned insurance company headquartered in Des Moines, Iowa. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelors of Science and Commerce degree.

Norman E. Meyer: Mr. Meyer joined the Company's Board of Directors in December, 1994, was appointed President and Chief Executive Officer of the Company in April, 1995, and was elected Chairman of the Board in December, 1995. Mr. Meyer has over twenty-eight years of experience in the insurance industry and for the last fifteen years he has held executive positions of increasing operational responsibility. From December, 1994, to November, 1995, Mr. Meyer served as Chief Executive Officer and a Director of Phoenix Medical Management, Inc., a Phoenix based out-patient, rehabilitation/surgical facility. Beginning in 1984 and until December 1994, Mr. Meyer served in various positions including Chief Operating Officer, Director and Chairman of the Board of Realistic Adjustment Company, Inc., a Phoenix, Arizona based






insurance claims adjusting company. From January, 1995 to May, 1995 Mr. Meyer also served as Vice President of Operations, and remains a Director and Chairman of the Board of Travel Services of America, a Branson, Missouri travel agency. From 1992 to 1994, Mr. Meyer served as consultant to the United Labor Counsel Local 615 Welfare Fund wherein Mr. Meyer advised the Counsel on claims processing. The Union, the Welfare Fund Trustees, the Welfare Fund Insurance Underwriters and Mr. Meyer were named as Defendants in a 1992 civil action filed by the U.S. Department of Labor which alleged breach of fiduciary duty by the Defendants in the operation of the Welfare Fund under the Employee Retirement Income Security Act of 1974(ERISA). Mr. Meyer filed an Answer denying all allegations based upon the fact that Mr. Meyer did not control or serve in the operation of the Welfare Fund and that the Department of Labor's extension of the definition of a "fiduciary" under ERISA to include non-controlling consultants is unwarranted. Mr. Meyer believes there is a high probability of dismissal of the action against him if the matter goes to trial.

Dennis Schlegel. Since 1987, Mr. Schlegel has been an independent investor in small and start-up companies as well as a consultant to small and start-up business in the areas of corporate management and financing. Prior to this Mr. Schlegel owned and operated Schlegel Investment Co., in Des Moines, Iowa and Schlegel Ranch Company, in Ione, Washington, both of which were engaged in land development. Mr. Schlegel attended one year at Drake University until he withdrew to devote his full time to business pursuits.

Charles Clay Miller. Charles Clay Miller, an environmental engineer, has a professional background of more than 25 years of management, operations, research, design, and construction in the environmental industry, in both government and private industry, as well as first hand experience in the development and implementation of environmental standards in regulatory environments. Most recently, Miller was Director of the Escambia County, Florida, Solid Waste Department, with management of a $9 million annual budget. Miller also served as Director of the Air and Land Quality Division of the Iowa Department of Environmental Quality. During this period Iowa became on of the first states in the nation to obtain federal approval for its primary and secondary Air Quality State Implementation Plans according to the Clean Air Act Amendments of 1977. Mr. Miller holds B.S. Degrees in Mathematics and Mechanical Engineering, as well as a Master of Science Degree in Environmental Engineering and Planning. He has completed course work for a Ph. D. in Civil Engineering at the University of Missouri, Rolla. Mr. Miller was named to the Board on September 9, 1996. He also serves as Vice President of Technology for the Company.

John Lowell Gilchrist. John L. Gilchrist has been an entrepreneur and business executive for more than forty years. He holds a Business and Accounting degree from the American Institute of Business and from 1968 until 1990 he was the owner and chief executive officer of Dean Studios, Inc., a photo finishing laboratory in Des Moines, Iowa. Mr. Gilchrist developed the operations to include photo finishing innovations and the business was expanded from one to three locations which and twenty six employees. Mr. Gilchrist has also been a successful, self directed investor for many years. Mr. Gilchrist was nominated for election to the Company's Board of Directors in November, 1996.








Committees:  Meetings of the Board

The Company has a Compensation/Administration Committee and an Audit Committee. The Compensation/Administration Committee and the Audit Committee were formed in 1995. Messrs. Carpenter and Meyer comprise the Compensation/Administration Committee and Messrs. Carpenter and Schlegel are the Audit Committee. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Compensation/Administration Committee met three (3) times during the fiscal year ended June 30, 1996 and the Audit Committee met once during the fiscal year ended June 30, 1996.

The Company's Board of Directors held twelve (12) meetings during the fiscal year ended June 30, 1996, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.


Compliance with Section 16(a) of Securities Exchange Act of 1934

To the Company's knowledge, during the fiscal year ended June 30, 1996 the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.


Family Relationships

There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.




















                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows for the fiscal year ending June 30, 1996, the compensation awarded or paid by the Company to its Chief Executive Officer and any of the executive officers of the Company whose total salary and bonus exceeded $100,000 during such year (The "Named Executive Officers"):

                                                  Long Term Compensation
                                                       Awards
                                                Restricted Securities
   Name and                                     Stock      Underlying All Other
   Principal        Fiscal Annual Compensation  Awards     Options     Compen-
   Position         Year   Salary  Bonus          ($)      (#shares)   sation
------------------  ---- -------- ----------- ------------ ---------- ---------
Norman E. Meyer     1995 $      0     -            -             -        -
President, Chief    1996 $ 81,250     -       $209,000      150,000       -
Executive Officer

     No other executive officer earned more than $100,000 during the current fiscal year.

Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1996, to each of the Named Executive Officers. No stock appreciation rights ("SARs") have been granted by the Company.

                     Individual Grants
                          Percent of
             Number of    Total                        Potential Realizable
             Securities   Options     Exer-            Assumed Annual Rates
             Underlying   Granted to  cise             of Stock Price
               Options    Employees   Price            Appreciation for
             Granted(1)   in Fiscal   ($/Sh)   Expir   Option Term (4)
    Name         (#)      Year (2)     (3)     Date       5%    10%       0%
------------ -----------  ----------  ----- ---------- ------- ------- --------
Norman Meyer    100,000   10.39       $0.10 5/27/1996     -      -     $209,000
Norman Meyer     50,000    5.19       $1.89 12/16/2000 $26,100 $57,700    -
Dean Douglas     50,000    5.19       $0.10 5/27/1996     -      -     $89,500
Dean Douglas     50,000    5.19       $1.89 12/16/2000 $26,100 $57,700    -
John Haggar      50,000    5.19       $0.10 5/27/1996     -      -     $89,500
John Haggar      50,000    5.19       $1.89 12/16/2000 $26,100 $57,700    -
Cynthia Caste-   12,500    1.30       $2.09 12/16/2000 $7,200  $15,900    -
llano

(1) Options for common shares only, granted through 1995 Incentive Stock Option Plan and the 1995 Directors and Officers Stock Option Plan.
(2) Options to purchase 737,500 shares and 225,000 shares were granted to employees under the Company's 1995 Incentive Stock Option Plan and the 1995 Directors and Officers Stock Option Plan.
(3) Exercise price for Directors and Officers Stock Options was $0.10 per restricted share for fiscal year ending 1996 and $1.89 or $2.09 per share






     for the Incentive Stock Option Plan, which shares when acquired were not restricted.
(4) Calculated based on given interest rate for the five year life of the option. The column headed 0% shows the potential gain (assuming no restrictions) upon exercise of Directors and Officers Options at market price on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
Option/Values

     The following table sets forth the number and value of the unexercised options held by each of the Named Executive Officers at June 30, 1996. All of the Named Executive Officers who hold unexercised options exercised options in the fiscal year ended June 30, 1996.

                                                                   Value of
                                                   Number of     Unexercised
                                                  Unexercised    In-the-Money
                                                   Options at     Options at
                    Shares Acquired     Value      FY-End (#)     FY-End ($)
     Name           On Exercise (#) Realized ($)  Exercisable    Exercisable
-----------------   --------------- ------------  ------------   ------------
Norman Meyer             20,000       $60,400      50,000 (1)     $22,500 (1)
                         20,000         (2)
                         20,000         (3)
                         20,000         (4)
                         20,000         (5)
Dean Douglas             10,000       $20,000      50,000 (1)     $22,500 (1)
                         10,000         (6)
                         10,000         (7)
                         10,000         (8)
                         10,000         (9)
John Haggar              10,000       $22,100      50,000 (1)     $22,500 (1)
                         10,000         (10)
                         10,000         (11)
                         10,000         (12)
                         10,000         (13)
Cynthia Castellano        5,000       $ 9,550       7,500 (1)     $ 3,375 (1)

 (1) as of 6/30/96
 (2) vests on 4/24/97
 (3) vests on 4/24/98
 (4) vests on 4/24/99
 (5) vests on 4/24/2000
 (6) vests on 3/14/97
 (7) vests on 3/14/98
 (8) vests on 3/14/99
 (9) vests on 3/14/2000
(10) vests on 1/29/97
(11) vests on 1/29/98
(12) vests on 1/29/99
(13) vests on 1/29/2000








Incentive Stock Option Plan

     On December 16, 1995, the Shareholders approved the Company's 1995 Incentive Stock Option Plan (the Plan). The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the key employees of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Options granted are "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain key employees. The Plan is administered by an Administrative Committee whom shall serve a one year term. Until February 17, 1996, the Administrative Committee was composed of James Ricketts, Kevin Jones and Peter Van Oosterhout, who were the Board's Employment Compensation Committee. The Plan was approved by the Board of Directors on September 28, 1995, subject to Shareholder approval, and shall terminate on September 28, 2005. Subject to anti-dilution provisions, the Plan may issue Options to acquire up to 1,000,000 shares to Key Employees. The maximum number of shares subject to Options granted to any one Key Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. The Plan may be terminated, modified or amended by the Board of directors upon the recommendation of the Administrative Committee. The issuance of options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise. All Key Employees of the Company and its subsidiaries are eligible to participate in the Incentive Stock Options. A Key Employee is defined in the Plan as a Company employee who in the judgement of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan.


Employment Agreements and Executive Compensation

     Mr. Meyer, President and Chief Executive Officer, serves without an employment contract. Mr. Douglas, the Company's Executive Vice President and Chief Operating Officer, has an employment agreement with the Company whereby he receives $8,000 per month in regular compensation and a $400 per month car allowance under the terms of an agreement effective until April 24, 1998. Mr. Haggar, the Company's Chief Financial Officer, receives $8,000 per month in compensation under the terms of an employment agreement valid through April 24, 1998.








     Terrence D. Montford also has an employment agreement with the Company's subsidiary, Fry Guy Inc., as its Executive Vice President. Under the terms of this agreement, Mr. Montford receives $8,000 per month in regular compensation, the use of a Company automobile, and options to purchase 60,000 shares of the Company stock at $2.00 per share. As part of his compensation, Mr. Montford also receives a sum equal to 2 percent of the net income before taxes earned by Fry Guy Inc., during any fiscal year for the term of the agreement. Mr. Montford's employment agreement with the Company expires on January 24, 1999.


Compensation of Directors

     Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings. In addition, all Directors not otherwise employed or compensated by the Company are entitled to receive $500 in cash, in common stock at the market price per share, or in health insurance benefits. Pursuant to these director fees, Mr. Bradley Gordon, a former director, was issued 858 shares of common stock, and Mr. Steven Davis, a former director, was issued 746 shares of common stock. In addition, from August 1995 through December 1995, Dr. James Ricketts received a fee of $3,000 per month for being Chairman of the Board. On October 12, 1995, Mr. Meyer was awarded options to acquire 100,000 shares of stock; and on September 27, 1995, Mr. Larry Nelson, a former director, was awarded options to acquire 25,000 shares of stock, both pursuant to the Company's Directors and Officers Stock Option Plan at an exercise price of $0.10 per share. Messrs. Meyer and Nelson in their capacities as Key Employees were also granted options to acquire an additional 50,000 shares each under the Company's Incentive Stock Option Plan. On September 10, 1996, Dennis Schlegel, the Chairman of the Board and Harold Carpenter, a Director were each awarded, under the Company's Director and Officer Stock Option Plan, five-year, non-transferable options to acquire 100,000 shares of stock at an exercise price of $0.90 per share. The stock issuable upon exercise shall be "Restricted Securities" as defined by Rule 144.


Other Arrangements

There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors.

Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

Transactions with Management

The Company has not entered into any transactions with entities in which certain of the Company's officers or directors had a direct or indirect interest.






PROPOSAL NO. 3:     The Board of Directors recommends that the shareholders of the Company vote for the confirmation of Singer, Lewak, Greenbaum & Goldstein LLP, Certified Public Accountants, as independent auditors to examine the financial statements of the Company for the fiscal year ending June 30, 1997. This firm served as independent auditor of the Company for the fiscal year ended June 30, 1996. A representative of Singer, Lewak, Greenbaum & Goldstein, will be at the annual meeting, will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting. A favorable vote of a majority of those shares voting, in person or by proxy, is required for confirmation of the selection of the independent auditors.

     On April 16, 1996, Billie J. Allred, the Company's Certifying Accountant for the past two fiscal years, declined to stand for re-election as auditor. Singer Lewak Greenbaum & Goldstein LLP, Certified Public Accountants, were engaged to serve as the Company's new auditors. The selection of Singer Lewak Greenbaum & Goldstein LLP, was approved by the Audit Committee of the Company's Board of Directors.

     Mr. Allred's report on the financial statements for the fiscal years ended June 30, 1995 and 1994 contained a qualification based upon the Company's ability to continue as a going concern. Except for this qualification, Mr. Allred's reports have not contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Nor has there been any disagreement with Mr. Allred on any matter of principles or practices, financial statement disclosure or auditing scope or procedure.


                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's 1998 Annual Meeting, including nominations for election as directors must be received at the offices of the Company, 15900 North 78th Street, Scottsdale, Arizona 85260, no later than July 31, 1997.


                              CYNTHIA L. CASTELLANO
                              SECRETARY

Scottsdale, Arizona
December 12, 1996
















                 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                  ALANCO ENVIRONMENTAL RESOURCES CORPORATION

The undersigned appoints Norman E. Meyer, (and Dean A. Douglas, if Mr. Meyer is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and vote all of the undersigned's shares of the Common Stock and/or Class A Preferred Stock of Alanco Environmental Resources Corporation, an Arizona corporation, at the Annual Meeting of Shareholders to be held at the Holiday Inn, 7353 East Indian School Road, Scottsdale, Arizona, at 10:00 a.m. Mountain Standard Time, on January 13, 1997, and any and all adjournments thereof, for the following purposes:

 A SHAREHOLDER MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S
NAME(S).   FOR EXAMPLE A SHAREHOLDER WITH 1,000 SHARES MAY CAST A TOTAL OF
5,000 VOTES (# OF SHARES X 5 DIRECTORS) FOR ALL, ONE OR A SELECT NUMBER OF CANDIDATES.]

PROPOSAL NO. 1 ADOPTION OF RESTATED AND AMENDED ARTICLES OF INCORPORATION

     ___  FOR adoption of the Restated and Amended Articles of Incorporation

     ____ AGAINST adoption of the Restated and Amended Articles of Incorporation


PROPOSAL NO. 2.     MANAGEMENT'S NOMINEES FOR THE  BOARD OF DIRECTORS

     ___  FOR   Management nominees listed below equally among all the nominees
          OR VOTED AS FOLLOWS:

          Harold S. Carpenter: ____ Shares   John L. Gilchrist:  ____  Shares
          Norman E. Meyer:     ____ Shares   Charles C. Miller:  ____  Shares
          Dennis Schlegel:     ____ Shares

     ___  FOR   Other nominees listed below
          ___________________: ____ Shares   _________________:  ____  Shares
          ___________________: ____ Shares   _________________:  ____  Shares

 PROPOSAL NO. 3.    CONFIRMATION OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP,
                    AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  ____ FOR confirmation of Singer, Lewak, Greenbaum & Goldstein LLP,  as  the
       Company's Independent Certified Public Accountants.

 ____ AGAINST confirmation of Singer, Lewak, Greenbaum & Goldstein LLP as the Company's Independent Certified Public Accountants.

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE ON A PROPOSAL, MANAGEMENT INTENDS TO VOTE IN FAVOR OF ALL OF THE ABOVE THREE PROPOSALS.





SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED AS WELL AS DISCRETIONARY AUTHORITY IN RESPECT TO ALL MATTERS ARISING AT THE ANNUAL MEETING OF SHAREHOLDERS.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated:________________, 199__



Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO ALANCO ENVIRONMENTAL RESOURCES CORPORATION , IN CARE OF AMERICAN SECURITIES TRANSFER AND TRUST, INC., 938 QUAIL STREET, LAKEWOOD, COLORADO 80215 OR TO THE COMPANY AT 15900 N. 78TH STREET, SCOTTSDALE, AZ 85260. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

























